UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2009

Digital Lifestyles Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27828	13-3779546
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

649 Sparta Highway, Suite 102, Crossville, Tennessee		38555
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(931) 707-9601

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

On May 8, 2009, Digital Lifestyle Group, Inc. (the "Company") entered into a written engagement letter with Rodefer Moss & Co, PLLC ("Rodefer Moss") to become the Company’s new independent accountants to audit the Company’s consolidated financial statements for the fiscal years ending December 31, 2006, 2007 and 2008. The Company’s Board of Directors authorized the engagement of Rodefer Moss. As previously disclosed on March 21, 2008, KMJ Corbin & Company LLP, the Company’s former independent registered public accounting firm, resigned on December 31, 2007.

During the two most recent fiscal years and through May 8, 2009, the Company has not consulted with Rodefer Moss regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Rodefer Moss concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K or the related instructions thereto) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Lifestyles Group Inc.

May 11, 2009	By:	/s/ Ken Page

Name: Ken Page
Title: Chairman and CEO